_____________________________________________________________________________



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                        DATE OF REPORT:  APRIL 10, 1997




                         COMMISSION FILE NUMBER 1-9026



                          COMPAQ COMPUTER CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




     		DELAWARE          				76-0011617
     (STATE  OR  OTHER  JURISDICTION  OF          	   (I.R.S.  EMPLOYER
     INCORPORATION  OR  ORGANIZATION)                 IDENTIFICATION  NO.)




                      20555 SH 249, HOUSTON, TEXAS 77070
                                (281) 370-0670
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

        ______________________________________________________________

Item  5.    Other  Events

     In  a  release  dated  April 10, 1997, Compaq Computer Corporation (NYSE:
CPQ) announced it has reached a definitive agreement to acquire Microcom, Inc. (NASDAQ: MNPI), a maker of remote access technologies and solutions. A wholly-owned subsidiary of Compaq will promptly commence a tender offer to acquire all of the outstanding shares of Microcom for $16.25 per share in cash, representing an aggregate approximate purchase price of $280 million. Microcom's Board of Directors and management team have approved the acquisition and will recommend shareholder acceptance. Completion of the transaction is subject to certain conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. Following the successful completion of the offer, all of the remaining shares will be acquired pursuant to a merger.


Item  7.    Exhibit  -  Index

     Exhibit  99  --  News  Release  dated April 10, 1997, announcing that the
Company  has  signed  a  definitive  agreement  to  acquire  Microcom.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                Compaq  Computer  Corporation


Date: April  10,  1997                          By: /s/  Earl  Mason
                                                    ----------------
                                                    Earl  Mason
                                                    Senior  Vice President and
                                                    Chief Financial Officer